UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2017

VIRTUSA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33625	04-3512883
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2000 West Park Drive Westborough, Massachusetts	01581
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 389-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2017, based on the recommendation of the nominating and corporate governance Committee, the Board of Directors of Virtusa Corporation (the “Company”) elected Joseph G. Doody as a Class I director of the Company, to serve until the Company’s annual meeting of stockholders in 2017 or until his successor is duly elected and qualified.

In connection with Mr. Doody’s election to the Board of Directors of the Company, under the Company’s Amended and Restated Director Compensation Policy, on February 22, 2017, Mr. Doody was granted a restricted stock unit (“RSU”) in the amount of $50,000 issuable for 1,736 shares of the Company common stock for his initial, one time grant, with a vesting period of 33.33% on each of March 1, 2018, 2019 and 2020, as well as a prorated grant of RSUs in the amount of $68,750 (based on a $100,000 annual grant) issuable for 2,387 shares of the Company’s common stock as part of the Company’s annual board compensation, with a vesting period of 33.3% on each of September 1, 2017, 2018 and 2019. Each RSU had an issuance price of $28.80 and accelerates by 12 months upon a change of control of the Company. In addition, the Company will pay to Mr. Doody a director fee of $50,000, payable in equal installments quarterly.

Mr. Doody, age 64, has served as Vice Chairman of Staples, Inc. since February 2, 2014. Mr. Doody served as the President of North American Commercial for Staples, Inc. from January 2013 to February 2, 2014 and was responsible for Staples Contract, Staples Business Delivery®, and Quill.com. Mr. Doody served as the President of Staples Contract & Commercial from November 1998 to March 2002. He served as President of North American Delivery at Staples, Inc. since March 2002. He served as Vice President of Sutherland Group from January 1998 to November 1998. From 1974 to 1998, Mr. Doody held several managerial positions with Eastman Kodak Company. Before joining Staples in 1998, he served as President at Danka Office Imaging in North America, formerly Kodak Office Imaging. He served as Vice President and General Manager at North America, Office Imaging.

Mr. Doody serves as the Chairman at Staples China. He has been an independent director at Casella Waste Systems Inc. (NASDAQ:CWST), an integrated regional solid waste services company, since August 10, 2004. He has been a director at Paychex, Inc. (NASDAQ:PAYX), a leading provider of solutions for payroll, HR, retirement, and insurance services, since October 4, 2010. He is a member of the Executive Advisory Committee of the Simon School of Business, University of Rochester. Mr. Doody earned his MBA from the Simon School of Business, University of Rochester and his BS in Economics from State University of New York at Brockport.

Item 7.01.  Regulation FD Disclosure.

On February 24, 2017, the Company issued a press release, a copy of which is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.   Financial Statements and Exhibits

(d)         Exhibits

The following exhibit relating to Item 5.02 shall be deemed to be furnished, and not filed:

99.1      Press Release issued by Virtusa Corporation on February 24, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virtusa Corporation

Date: February 24, 2017	By:	/s/ Ranjan Kalia
Ranjan Kalia
Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Virtusa Corporation on February 24, 2017